OFFICERS' CERTIFICATE


                  (Under Sections 201 and 301 of the Indenture
                         referred to herein of Northwest
                              Natural Gas Company)

          Pursuant to Sections 201 and 301 of the Indenture, dated as of June 1, 1991 (the "Indenture"), from NORTHWEST NATURAL GAS COMPANY (the "Company") to DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as BANKERS TRUST COMPANY), as trustee (the "Trustee"), and pursuant to the resolutions of the Company's Board of Directors, dated ___________________ (the "Board Resolutions"), we, Bruce R. DeBolt and C. J. Rue, the Senior Vice President and Secretary, respectively, of the Company do hereby certify that:

     1.   The Company's _______________________ (the "Notes"),
          heretofore established by the Board Resolutions, shall be in substantially the form set forth in Exhibit 1 hereto and shall have the following title, terms and characteristics (the lettered clauses set forth below corresponding to the lettered subsections of Section 301 of the Indenture, with terms used and not defined herein having the meanings specified in the Indenture):

          (a) the title of the Securities of such series shall be "__________________________";

          (b) the aggregate principal amount of Notes which may be authenticated and delivered under the Indenture shall be limited to $_______________, except as contemplated in Section 301(b) of the Indenture;

          (c)     [whether the Notes shall be subject to Periodic offering];

          (d) Each installment of interest on a Note shall be payable as provided in the form thereof; [*the date or dates on which the principal of the Notes shall be payable shall be determined by the officers of the Company and communicated to the Trustee by a Company Order or Orders or determined by the officers of the Company or by its agents and communicated to the Trustee in accordance with procedures, acceptable to the Trustee, specified in a Company Order or Orders (both of such methods of determination being hereinafter referred to as "determined pursuant to Company Order")];

          (e) The Notes shall bear interest as provided in the form thereof; and [/*/(i) the rate or rates, if any, at which the Notes, or any Tranche thereof, shall bear interest, or the method or methods by which such rate or rates shall be determined, shall be determined pursuant to Company Order; (ii) interest, if any, shall accrue on each Note from the date of its original issue or from the last date to which interest has been paid or duly provided for; (iii) if interest

--------------------
*Applicable to Medium-Term Notes only.

          at a fixed rate shall be payable on the Notes, or any Tranche thereof, the Interest Payment Dates for such Notes shall be __________, and ___________, and the Regular Record Dates with respect thereto shall be __________ and ____________, respectively; (iv) if interest at variable rates shall be payable on the Notes, or any Tranche thereof the Interest Payment Dates and Regular Record Dates with respect thereto shall be determined pursuant to Company Order; and (v)] all interest payments (other than interest payable on the Interest Payment Date which coincides with the Stated Maturity of the final payment of principal of any Note or upon redemption) will be made by check mailed to the person entitled thereto as provided in Section 307 of the Indenture; provided, however, that for so long as the Notes shall be held by a depository (or its nominee) for purposes of a book-entry system of payments and transfers, payment of principal of, and premium, if any, and interest on, the Notes may be made by wire transfer or such other means as shall be specified in an instrument executed on behalf of the Company and such depository and accepted by the Trustee;

          (f)     [not applicable];

          (g) the Notes, or any Tranche thereof, shall be redeemable as provided in the form of the Notes;

          (h) [provisions relating to any redemption pursuant to a sinking fund or analogous device, or to purchase at the option of a Holder thereof, will be inserted here, if applicable];

          (i) [the denominations in which the Notes or any Tranche thereof, shall be issuable if other than denominations of $1,000 and any integral multiple thereof];

          (j) [the amount of payments of principal of, or premium, if any, or interest, if any, on, the Notes, or any Tranche thereof, may be determined with reference to any index, the manner in which such amounts shall be determined, will be inserted here, if applicable];

          (k)     [not applicable];

          (l) any additional Events of Default with respect to, and any additional covenants of the Company for the benefit of the Holders of, the Notes, or any Tranche thereof, will be determined pursuant to Company Order;

          (m) [the terms, if any, pursuant to which the Notes, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other person not applicable, will be inserted here, if applicable];

          (n) [the Person or Persons (without specific identification) to whom interest on the Notes, or an Tranche thereof, shall be payable on any Interest Payment Date, if other than the Person or Persons specified in Section 307 of the Indenture, if applicable]

          (o) [if a service charge will be made for the registration of transfer or exchange of the Notes, or and Tranche thereof, the amount and terms thereof];

          (p) any exceptions to Section 113 of the Indenture, or variations in the definition of Business Day in the Indenture, with respect to the Notes, or Tranche thereof, will be determined pursuant to Company Order;

          (q) the terms, if any, required to permit the Notes, or any Tranche thereof, to be registered pursuant to a non-certificated system of registration will be determined pursuant to Company Order; and

          (r)

               i. If the Company shall make any deposit of money and/or Government Obligations with respect to the Notes, or any portion of the principal amount thereof, prior to the Maturity or redemption of such Notes or such portion of the principal amount thereof, for the satisfaction or discharge of the indebtedness of the Company in respect to such Notes or such portion thereof as contemplated by Section 701 of the Indenture, the Company shall deliver to the Trustee either:

                    (1) an instrument wherein the Company, notwithstanding such satisfaction and discharge, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee such additional sums of money, if any, or additional Government Obligations (meeting the requirements of Section 701 of the Indenture), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Government Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Notes or such portions thereof, all in accordance with and subject to the provisions of said
                         Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the amount of such deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

                    (2) an Opinion of Counsel to the effect that the Holders of such Notes, or such portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of such satisfaction and discharge and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected.

               ii. the Notes, or any Tranche thereof, shall have such further terms as are (x) set forth in the form of Note attached hereto as Exhibit 1, if interest at a fixed rate shall be payable on any Tranche of the Notes, or as shall be set forth in any form of Note of any Tranche which is established by a Company Order or Orders or by procedures, acceptable to the Trustee, specified in a Company Order or Orders, and (y) not inconsistent with the provisions of the Indenture, as shall be determined pursuant to Company Order.

     2. Pursuant to Section 301 of the Indenture, the terms of any Tranche of the Notes, to the extent not established in the Indenture, by an indenture supplemental to the Indenture, in the Board Resolutions or herein, shall be determined by the officers of the Company and communicated to the Trustee by a Company Order or Orders substantially in the form attached hereto as Exhibit 2, or determined by an officer or officers of the Company or its agent or agents and communicated to the Trustee in accordance with procedures, acceptable to the Trustee, specified in such Company Order or Orders.

     3. The officers and agents of the Company who, initially, are authorized, from time-to-time, to execute and deliver Company Orders and to carry out procedures specified therein are listed on the Incumbency Certificate, dated the date hereof, attached hereto as Exhibit 3.

     4. An Opinion of Counsel, of even date herewith, complying with Section 303 of the Indenture, is attached hereto as Exhibit 4.

          IN WITNESS WHEREOF, we have hereunto signed our names this ____ day of
___________________.



                                                --------------------------------
                                                Senior Vice President



                                                --------------------------------
                                                Secretary

                               [depositary legend]

[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

Registered No.                         Registered Principal Amount
                                       $

                        [FORM OF UNSECURED DEBT SECURITY]

                         NORTHWEST NATURAL GAS COMPANY


CUSIP:                            Interest Payment Dates:

Interest Commencement Date:       Regular Record Dates:

Interest Rate:                    Redeemable:   Yes___   No___

Stated Maturity Date:                  In Whole:   Yes___   No___

Repayable at Option of Holder:         In Part:   Yes___   No___

    Yes___   No___                Fixed Redemption Prices:   Yes___   No___

    Repayment Date(s):                 Initial Redemption Date:

    Repayment Price(s):                Initial Redemption Price:

    Election Period(s):                Reduction Percentage:

Other Provisions:                      Redemption Limitation Date:

                                   Make-Whole Redemption Price:   Yes___   No___

                                       Make-Whole Spread:

          NORTHWEST NATURAL GAS COMPANY, a corporation duly organized and existing under the laws of the State of Oregon (herein called the "Company", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & Co., or registered assigns, the principal amount specified above on the Stated

Maturity Date specified above, and to pay interest thereon from the Interest Commencement Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, [semi-annually] [quarterly] in arrears on each Interest Payment Date specified above in each year, commencing (except as provided in the following sentence) with the Interest Payment Date next succeeding the Interest Commencement Date specified above, at the Interest Rate per annum specified above, until the principal hereof shall have been paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in such Indenture, shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date specified above (whether or not a Business
Day) next preceding such Interest Payment Date; [/*/provided, however, that, if the Interest Commencement Date of this Security shall be after a Regular Record Date and before the corresponding Interest Payment Date, payment of interest shall commence on the second Interest Payment Date succeeding such Interest Commencement Date and shall be paid to the Person in whose name this Security was registered on the Regular Record Date for such second Interest Payment Date]; [and] provided, [further,] that interest payable on the Stated Maturity Date specified above shall be paid to the Person to whom principal shall be paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

          Payment of the principal of, and premium, if any, and interest on, this Security shall be made at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided further, that payment of principal, and premium, if any, and interest, payable on the Stated Maturity Date specified above or upon redemption, at the request of the Holder, will be made at said office or agency in immediately available funds upon presentation of this Security.

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and issuable in one or more series under an Indenture, dated as of June 1, 1991 (such Indenture, as originally executed and delivered and as thereafter supplemented and amended, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), from the Company to Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities have been, and will be, authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.

-------------------
* Applicable to Medium-Term Notes only.

          If any Interest Payment Date, any Redemption Date or the Stated Maturity Date shall not be a Business Day, payment of the amounts due on this Security on such date may be made on the next succeeding Business Day; and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity Date, as the case may be.

          [Redemption provisions, if any will be inserted]

          If so specified above, this Security is repayable by the Company at the option of the Holder hereof on the Repayment Date or Dates and at the Repayment Price or Prices specified above, plus accrued interest to the date of repayment. The repayment option may be exercised by the Holder of this Security for less than its entire principal amount, provided that the principal amount to be repaid is equal to $[1,000] or an integral multiple of $[1,000]. For this Security to be repaid at the option of the Holder hereof, the Company must receive this Security at its office or agency in the Borough of Manhattan, The City of New York, no later than the close of business on the last day of the Election Period or Periods specified above, together with the form entitled "Option to Elect Repayment" set forth below on, or otherwise accompanying, this Security, duly completed. Any such election so received by the Company within any such Period shall be irrevocable. If the last day of the Election Period or Periods specified above shall not be a business day, the Election Period or Periods shall end at the close of business on the next succeeding business day.

          The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

          If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding under the Indenture, considered as one class; provided, however, that if there shall be Securities of more than one series Outstanding under the Indenture and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of any series then Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest, on, this Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or such other office or agency as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and, thereupon, one or more new Securities of this series and Tranche of authorized denominations and of like tenor and aggregate principal amount will be issued to the designated transferee or transferees.

          The Securities of this series are issuable only as Registered Securities, without coupons, in denominations of $[1,000] and any amount in excess thereof that is an integral multiple of $[1,000]. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series and Tranche are exchangeable for a like aggregate principal amount of Securities of the same series and Tranche, of any authorized denominations, requested by the Holder surrendering the same, and of like tenor upon surrender of the Security or Securities to be exchanged at the Corporate Trust Office of the Trustee or such other office or agency as may be designated by the Company for such purpose in the Borough of Manhattan, The City of New York, New York.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          As provided in the Indenture, no recourse shall be had for the payment of the principal of, or premium, if any, or interest on, any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations, and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), because of the indebtedness thereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or in any of the Securities or to be implied herefrom or therefrom, and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Securities.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal as of the date of authentication set forth below.

                                          NORTHWEST NATURAL GAS COMPANY


                                          By:
                                             -----------------------------------
[SEAL]                                            Senior Vice President

Attest:


--------------------------
      Secretary

          This is one of the Securities of the series designated in accordance with, and referred to in, the within-mentioned Indenture.

Date of Authentication:

                                          Deutsche Bank Trust Company Americas
                                          as Trustee


                                          By:
                                             -----------------------------------
                                             Authorized Signatory

          FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
              ------------------------------

          [please insert social security
          or other identifying number of
          assignee]


---------------------------------------------------------------
[name and address of transferee must be printed or typewritten]



---------------------------------------------------------------
the within Security of NORTHWEST NATURAL GAS COMPANY and does hereby irrevocably constitute and appoint


---------------------------------------------------------------
attorney, to transfer said Security on the books of the within-mentioned Company, with full power or substitution in the premises.

Dated:
      --------------------------------       -----------------------------------

                            OPTION TO ELECT REPAYMENT

          PLEASE TAKE NOTICE that the registered owners of this Security elect to cause $______________,000 in principal amount of this Security to be repaid on _________ (a Repayment Date specified on this Security) at the Repayment Price specified on this Security, plus accrued interest to the Repayment Date.

          If payment by check is desired, give name and mailing address of the registered owner:

---------------------------------------------------------------

---------------------------------------------------------------

          If payment by wire transfer is desired, provide the following information:


---------------------------------------------------------------

---------------------------------------------------------------
    (name of registered owner, account number, ABA number,
                  name and address of bank)


Dated:
      ------------      --------------------------------------------------------
                        Signature of registered owners or duly authorized agent or attorney

(If an agent or attorney signs, attach the power of attorney or other proof of appointment or authority. All signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended. Addresses and account information must be printed or typewritten.)